SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               SUNSET BRANDS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


            Nevada                                            91-2007330
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(State of Incorporation or Organization                     (I.R.S. Employer
                                                             Identification No.)

10990 Wilshire Boulevard, Suite 1220, Los Angeles, CA                    90024
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  (Address of Principal Executive Offices)                            (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                      Name of each exchange on which
         to be so registered                      each class is to be registered
-----------------------------------          -----------------------------------
         None


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
Not Applicable
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Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.001 per share
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                                (Title of Class)





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
ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Company is currently authorized to issue 200,000,000 shares of Common Stock, par value $.0001 per share. Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Holders of shares of Common Stock are not entitled to cumulate their votes in the election of directors. Subject to the preferences of any shares of preferred stock outstanding at the time, holders of shares of Common Stock are entitled to receive dividends, if any, when, as and if declared by the Board of Directors in its discretion, out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of any liabilities and the liquidation preferences of any then-outstanding preferred stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or similar rights to subscribe for additional shares, and there are no redemption or sinking fund provisions applicable to the Common Stock.

ITEM 2.           EXHIBITS.

         The following exhibits are filed as a part of this registration statement:

         3.1.1 Certificate of Amendment and Restatement of Articles of Incorporation.*

         3.1.2 Certificate of Amendment to Articles of Incorporation changing name to Sunset Brands, Inc. **

         3.1.3 Certificate of Amendment to Articles of Incorporation effecting a one for two reverse split. ***

         3.2 Bylaws.****

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*        Incorporated by reference to Exhibit 4.1 to the Company's Current
         Report on Form 8-K filed with the Commission on October 4, 2004.
** Incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Commission on October 4, 2004.
*** Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Commission on January 28, 2005.
**** Incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company's Registration Statement on Form SB-2/A filed with the Commission on April 9, 2001.


                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  February  11, 2005                       SUNSET BRANDS, INC.

                                              By:/s/ Todd Sanders
                                                 -------------------------------
                                                 Todd Sanders, CEO and President
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
                                INDEX TO EXHIBITS

         The following exhibits are filed as a part of this registration statement:

         3.1.1 Certificate of Amendment and Restatement of Articles of Incorporation.*

         3.1.2 Certificate of Amendment to Articles of Incorporation changing name to Sunset Brands, Inc. **

         3.1.3 Certificate of Amendment to Articles of Incorporation effecting a one for two reverse stock split.***

         3.2 Bylaws.****

-----------------------

* Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Commission on October 4, 2004.
** Incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Commission on October 4, 2004.
*** Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Commission on January 28, 2005.
**** Incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company's Registration Statement on Form SB-2/A filed with the Commission on April 9, 2001.